                                                                   Exhibit 10.10
                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") , made as of the 15 day of June, 1999 (the "Effective Date"), by and between REALMED CORPORATION, an Indiana corporation (the "Company") and Keith Given, an individual resident of Indiana ("Executive").

         WHEREAS, the Company desires to employ Executive as a Senior Vice President of Business Development and Executive desires to be so employed on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company including, without limitation, the promises and covenants of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree to as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         Section 1.1 Term of Employment. The term of Executive's employment under this Agreement shall commence on June 15, 1999 and continue for a period of five years, unless earlier terminated as provided in this Agreement. At the end of the initial five year term, this Agreement shall automatically renew for consecutive two year terms unless either party hereto gives written notice to the other of its intent to terminate this Agreement at least sixty days prior to the end of the initial term or any renewal term (a "Section 1.1 Termination"). Notwithstanding the foregoing, the indemnification provisions of this Agreement contained in Section 4.2 regarding an Excess Parachute Payment (as defined below) on account of a Change in Control (as defined below) shall survive until the expiration of the statute of limitations for assessment of any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

         Section 1.2 Duties and Responsibilities of Executive. Executive is hereby employed full time as the Senior Vice President of Business Development of the Company. Executive shall devote his full time, energy, and skill to such office and shall do and perform all services and acts necessary or advisable to fulfill the duties of such office. In his capacity as Senior Vice President of Business Development of the Company, Executive shall report to the Chief Executive Officer of the Company, and shall conduct and perform such additional services and activities as may be determined from time to time by the Chief Executive Officer of the Company. Executive's authority from and responsibility to the Company shall at all times be subject to the review and discretion of the Chief Executive Officer of the Company. Executive acknowledges that he has a duty of loyalty to the Company and shall not engage in, directly or indirectly, any other business or activity that could materially and adversely affect the Company's business or Executive's ability to perform his duties under this Agreement; provided, however, that the Executive shall be free to participate in civic and charitable activities so long as such activities do not materially interfere with his duties and responsibilities hereunder.

         Section 1.3 Compensation. For services to be rendered by Executive under this Agreement, the Company shall pay Executive as follows:

                                    (a) Base Salary.  Executive  shall be paid a
                           minimum annual gross salary of one hundred fifteen thousand dollars ($115,000), payable biweekly. Executive's annual gross salary may be upwardly adjusted from time to time by the Chief Executive Officer of the Company. At no time during the term of this Agreement shall Executive's base salary be decreased from the amount of the base salary then in effect. Executive's base salary shall be earned and accrued on a per diem basis. In addition, Executive shall be entitled to a bonus based on performance as determined by the Chief Executive Officer. The amount of the performance bonus shall not to exceed fifty percent (50%) of Executive's base salary.

                                    (b) Pre-IPO Bonus.  At any time prior to the
                           initial public offering of any of the Company's stock pursuant to an effective registration statement under the Securities Act of 1933 (an "IPO"), the Executive shall be part of a bonus pool consisting of senior management of the Company. Each year, the Company's Board of Directors, in its discretion, may pay bonuses to such bonus pool.

                                    (c)  Post-IPO   Bonus.   Subsequent  to  the
                           closing of an IPO, Executive shall be entitled to receive annual bonuses pursuant to a bonus arrangement then in effect, which arrangement shall be adopted by the Board of Directors of the Company after consultation with an independent consulting firm and which arrangement shall provide for bonus arrangements comparable to those provided to executives similarly situated to Executive.

         Section 1.4       Tax Reimbursement Payment.

                                    (a) Notwithstanding anything to the contrary
                           contained in this Agreement, or in any plan of the Company, or in any other agreement or understanding, the Company will pay to the Executive, at the times herein specified, an amount (the "Additional Amount") equal to the excise tax under Section 4999 of the Code, if any, incurred or to be incurred by the
                           Executive by reason of the payments under this Agreement, acceleration of vesting of stock options, stock appreciation rights or restricted stock granted under the Company's various stock option, stock appreciation or other employee incentive plans, or payments under any other plan, agreement or understanding between the Executive and the Company, constituting Excess Parachute Payments (as defined below), plus all excise taxes and federal, state and local income taxes incurred or to be incurred by the Executive with respect to the receipt of the

                           Additional Amount. For purposes of this Agreement, the term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of
                           Section 280G(b) of the Code, and which would result in the imposition of an excise tax on the Executive under Section 4999 of the Code.

                                    (b) All  determinations  required to be made
                           regarding the Additional Amount, including whether payment of any Additional Amount is required and the amount of any Additional Amount, shall be made by the independent accounting firm which is advising the Company (the "Accounting Firm"), which shall provide detailed support calculations to the Company and the Executive on or before the last day of the calendar year during which occurs the Change in Control (the "Change in Control Year"). In computing taxes, the Accounting Firm shall use the highest marginal federal, state and local income tax rates applicable to single taxpayers for the year in which the Additional Amount is to be paid (unless, within thirty (30) days after the occurrence of the Change in Control the Executive specifies in writing to the Company his marginal tax rate) and shall assume the full deductibility of state and local income taxes for purposes of calculating federal income tax liability. The portion of the Additional Amount based on the excise tax as determined by the Accounting Firm to be due for the Change in Control Year shall be paid to the Executive no later than March 1 immediately following the end of the Change in Control Year. The portion of the Additional Amount based on the excise tax as determined by the Accounting Firm to be due for each calendar year following the Change in Control Year shall be paid to the Executive on or before March 1 immediately following the end of each such calendar year. If the Company determines that the excise tax for any year will be different from the amount originally calculated in the report of the Accounting Firm delivered at the end of the Change in Control Year, then the Company shall provide to the Executive detailed support calculations by the Accounting Firm specifying the basis for the change in the Additional Amount.

                                    (c) As a result  of the  uncertainty  in the
                           application of Section 280G of the Code at the time of the initial determination by the Accounting Firm of an Additional Amount under Section 1.4(b) hereof, it is possible that an Additional Amount in excess of the amount initially determined which will not have been made by the Company should have been made (an "Underpayment"). In the event that the Accounting Firm, based upon controlling precedent, determines that any Underpayment has occurred, such Underpayment shall promptly be paid by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

                                    (d) The  Executive  shall notify the Company
                           in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Executive of any excise tax under
                           Section 4999 of the Code beyond any amount of such excise tax for which an Additional Amount had theretofore been determined by the Accounting Firm under Section 1.4(b) hereof. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30_day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                                     (i)    give to the Company
                                    any information reasonably requested by the Company relating to such claim;

                                                     (ii)   take such action, at
                                    the expense of the Company, in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably satisfactory to the Executive;

                                                     (iii)  cooperate with the
                                    Company in good faith in order effectively to contest such claim; and

                                                     (iv)   permit the Company
                                    to participate in any proceedings relating to such claim;

                                            provided,  however, that the Company
                           shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after_tax basis, for any excise tax or federal, state and local income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limitation on the foregoing, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or other taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax (including any penalties or interest) claimed and pursue a claim for a refund administratively or by bringing a proceeding in court, and the Executive agrees to prosecute such contest to a determination before the Internal Revenue Service or other taxing authority, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and seek a refund, the Company shall advance the amount of such payment to the Executive, on an interest_free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any excise tax or federal, state and local income tax (including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which an Additional Amount would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                    (e) If,  after the receipt by the  Executive
                           of an amount advanced by the Company pursuant to the last sentence of Section 1.4(d), the Executive receives any refund of any amount paid with the amount advanced, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon net of any federal, state, or local income taxes of the
                           Executive  (determined  in the manner  prescribed  by
                           Section 1.4(b) hereof) with respect to such interest). If, after the receipt by the Executive of any amount advanced by the Company pursuant to the last sentence of Section 1.4(d), a final determination is made that the Executive is not be entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Underpayment otherwise payable under Section 1.4(c).

         Section 1.5       Benefits.

                                    (a) Vacation. Executive shall be entitled to
                           four weeks paid vacation during each calendar year during the term of this Agreement. Vacation not used during any calendar year may be carried forward to the next year; provided, however, that no more than four weeks of unused vacation time may be carried forward from one year to the next year.

                                    (b)   Life,    Disability   and   Retirement
                           Programs. Executive shall be entitled to participate in any life, disability and retirement programs which may from time to time be offered generally to all of the other members of the senior management personnel of the Company.

                                    (c)  Group  Insurance.  Executive  shall  be
                           entitled to participate in any group health, dental, and vision insurance programs which may from time to time be offered generally to all of the other members of the senior management personnel of the Company.

         Section 1.6 Stock Options. Executive shall be granted an option to purchase five hundred thousand (500,000) shares of the Company pursuant to that certain 1999 Stock Option and Incentive Plan (the "Plan") and that certain Stock Option Agreement dated as of June 15, 1999 ("SO Agreement") and an additional one hundred twenty-five (125,000) restricted shares of the Company pursuant to the Plan and that certain Restricted Stock Agreement dated as of June 15, 1999 ("RS Agreement") (such options and shares to be drawn from the employee option pool and subject to such terms and conditions as set forth in the SO Agreement and the RS Agreement). In addition, Executive shall be entitled to participate in any other incentive and stock option plans which may from time to time be offered generally to all of the other members of the senior management personnel of the Company and to members of the Board of Directors.

         Section 1.7 Business Expenses. Executive shall be entitled to reimbursement of all ordinary and necessary business expenses reasonably incurred by him for business travel (including reasonable moving expenses), communications, entertainment and meals in connection with the performance of Executive's duties under this Agreement in accordance with the Company's policies for reimbursement of business expenses in effect from time to time as reasonably approved by the Chief Executive Officer of the Company.

                                   ARTICLE II
                             COVENANTS OF EXECUTIVE

         Section 2.1 Confidential Information. Executive acknowledges that in connection with his employment by the Company, Executive may be given access to, generate, or otherwise come into contact with or become aware of certain proprietary, secret and/or confidential information and materials which are the property of or relate to (a) the Company, and/or (b) the Company's business of electronic health-care industry claims resolution procedures, customers, clients or suppliers (collectively, "Confidential Matters"). Confidential Matters shall include, without limitation, all information and materials created or developed by, provided to or otherwise disclosed to Executive in connection with Executive's employment by the Company (excepting only information and materials already known to the public), including, without limitation, all of the following:

                                    (a) trade secrets, know-how and all other
                           business, financial or technical information which gives or could give the Company a competitive advantage;

                                    (b) software used by the Company  (including
                           source code and object code) and associated layouts, templates, processes, documentation, databases, designs and techniques, and all modifications thereto (collectively, "Confidential Software");

                                    (c) the names and addresses of the Company's
                           past, present or prospective customers or clients and all documents, information and materials which concern or relate to such customers or clients, regardless of whether such documents, information and materials were supplied or produced by the Company or such customers or clients;

                                    (d) inventions,  improvements,  innovations,
                           research and development, software and all other discoveries or work product created or used by the Company, including those which are conceived or developed by Executive alone or with others in connection with Executive's employment by the Company, or which are conceived or developed by Executive after termination of such employment by using Confidential Matters; and

                                    (e)  information  concerning  the  Company's
                           products, services, systems, methods, employees, technology, suppliers, licensors, affiliates, financing sources, profits, revenues, financial condition and affairs, marketing plans or programs, and business strategies and practices.

Notwithstanding anything in this Agreement to the contrary, any information or other matter of or relating to businesses, customers, clients or suppliers of Newcourt Credit Group, Inc., its successors and assigns, and any of its affiliates (collectively "Newcourt") shall not be deemed to be Confidential Matters covered by this Agreement, including, without limitation, any information relating to potential financing opportunities which may be discovered by Executive in his capacity as an employee of the Company.

                  Executive acknowledges and agrees that Confidential Matters are the property of the Company and that Executive shall not acquire any ownership rights in Confidential Matters. Executive shall:

                                    (a) use Confidential Matters solely in
                           connection with Executive's employment by the Company; and

                                    (b) hold  Confidential  Matters in trust and
                           confidence, and use all reasonable means to assure that they are not directly or indirectly disclosed to or copied by unauthorized persons or used in an unauthorized manner, both during and after Executive's employment by the Company.

                  Executive shall not load, install, copy, store or otherwise retain any Confidential Software on any computer or other device which is not Company property without first obtaining the Company's written consent.

         To the extent that Executive creates or develops any Confidential Matters, Executive shall:

                                    (a) promptly disclose them to the Company;
                           and

                                    (b) at the Company's request, assign them to
                           the Company and execute all documents and do all things necessary to assist the Company in obtaining such patent, copyright, trademark, trade secret and/or other protection as the Company in its sole discretion deems necessary or appropriate, with the Company to pay all resulting expenses.

                  Upon termination of Executive's employment with the Company for any reason, Executive shall delete all Confidential Matters from the memory of any computer belonging to Executive and shall turn over to the Company (a) all documents and other materials (including, without limitation, all tapes, floppy disks and other forms of electronic storage media) which constitute, contain or are derived from Confidential Matters; and (b) all other documents, notes, work product and other materials connected with or arising out of Executive's employment with the Company.

         Section 2.2 Non-solicitation of Customers and Non-Competition. During the term of his employment with the Company under this Agreement, and for a period of two years (which shall be extended by the length of any period during which Executive is in violation of this Section 2.2) after any termination of the Executive's employment for any reason, Executive shall not (on Executive's own behalf or that of any other person or entity) directly or indirectly sell or otherwise provide or solicit the sale or provision of any product, license, process or service which directly or indirectly competes with any product, license, process or service of the Company to any person or entity which was, at the time of termination of Executive's employment, a customer or client of the Company.

         During the term of Executive's employment with the Company under this Agreement, and for a period of two years (which shall be extended by the length of any period during which Executive is in violation of this Section 2.2) after any termination of Executive's employment with the Company for any reason, Executive shall not (on Executive's own behalf or that of any other person or entity), without prior written consent of the Chief Executive Officer of the Company, which consent may be withheld at the sole discretion of the Chief Executive Officer of the Company, directly or indirectly own, manage, operate, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in, (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor or any other type of participant), the management or conduct of any electronic health-care industry claims resolution business or enterprise that directly or indirectly competes in any Market Area (as defined below) with any product, license, process or service that provides electronic health-care industry claims resolution systems which the Company sold or provided at the time of Executive's termination of employment with the Company ("Competitive Product"). For purposes of this Agreement, Market Area shall mean either (i) the standard metropolitan statistical area as designated by the federal government in which the Company sold or provided any Competitive Product or (ii) in all other cases, the county in which the Company sold or provided any Competitive Product. Provided, however, that nothing in this Section 2.2 shall prohibit Executive from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Company or from engaging in the business of investment banking. Provided, further that nothing contained in this section
2.2 shall prohibit Executive from any employment relationship with Newcourt and if necessary financing a Competitive Product in the Market Area for and on behalf of Newcourt, including, without limitation, financing Competitive Products for and on behalf of Newcourt in the Market Area after termination of his employment with the Company.

         Section 2.3 Non-Solicitation of Employees. During the term of Executive's employment with the Company under this Agreement, and for a period of two years (which shall be extended by the length of any period during which Executive is in violation of this Section 2.3), after any termination of Executive's employment with the Company for any reason (the "Non-solicitation Period"), Executive shall not, directly or indirectly, through one or more intermediaries or otherwise, hire, employ, induce, solicit for employment, or assist others in hiring, employing, inducing or soliciting for employment any individual who is at any time during the Non-solicitation Period an employee of the Company. Provided, however, that nothing in this section 2.3 shall apply to Executive hiring any employee of the Company as an employee or consultant Newcourt nor shall it apply to Executive hiring any employee of the Company who was related to or affiliated with Newcourt prior to working for the Company.

         Section 2.4 Injunctive Relief. Executive acknowledges that his actual or threatened breach of any provision of Article II of this Agreement will cause or threaten irreparable injury to the Company that cannot adequately be measured in money damages, and that the Company shall be entitled to obtain injunctive relief with respect to any such actual or threatened breach by Executive. Injunctive relief shall be in addition to and not in lieu of any other available remedies.

         Section 2.5 Individual Capacity. This Agreement is entered into with Executive in his individual capacity and not as an agent or employee of Newcourt. Notwithstanding the fact that Executive shall also remain an employee of Newcourt, Executive's obligations under this Article II are personal to him and shall not be imputed to or otherwise effect Newcourt.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

         Section 3.1 Termination by Company. In addition to termination pursuant to Section 1.1, Executive's employment under this Agreement may be terminated by the Company by giving notice to Executive during the term of this Agreement as follows:

                                    (a) upon  Executive's  death or,  subject to
                           any applicable federal, state or local laws (including, but not limited to, the Americans With Disabilities Act), any disability which renders Executive incapable of performing his duties hereunder for more than one hundred twenty calendar days (termination under this Section 3. 1(a) shall be deemed termination "without Cause");

                                    (b) for any  reason  not  constituting  "for
                           Cause" (as defined below) following a determination by the Chief Executive Officer of the Company to terminate Executive's employment (termination under this Section 3.1(b) shall also be deemed termination "without Cause"; provided, however, that a Section
                           1.1 Termination shall not constitute a termination "without Cause"); or

                                    (c) "for Cause," which for purposes of this
                           Agreement shall mean that the Executive shall have:

                                                     (i)    committed an act of
                                    fraud, embezzlement or theft in connection with his duties under this Agreement at any time subsequent to the date of this Agreement;
                                                     (ii)   intentionally
                                    inflicted material damage to any material asset of the Company or the Company;
                                                     (iii)  breached any
                                    provision of Article II of this Agreement;
                                                     (iv)   engaged in the
                                    illegal use of drugs during the term of this Agreement or been under the influence of alcohol during the performance of his duties under this Agreement;
                                                     (v)    been convicted of
                                    any crime constituting a felony under
                                    applicable law, other than a  felony
                                    related to the operation of a motor vehicle;
                                                     (vi)   committed any act of
                                    dishonesty against the Company;
                                                     (vii)  committed any
                                    intentional tort against the Company or any employee of the Company; or
                                                     (viii) committed any act
                                    of gross insubordination.

         Section 3.2 Termination by Executive. Executive's employment under this Agreement may be terminated by Executive for "Good Reason" (as defined below) or otherwise, by giving Company at least 30 days advanced written notice or termination. For purposes of this Agreement, "Good Reason" shall mean, the occurrence of any of the following events, unless such event has been consented to by Executive in writing or such event is fully corrected as provided below:

                                    (a) a material  breach by the Company of any
                           material provision of this Agreement, including, but not limited to, the assignment to Executive of any duties materially inconsistent with Executive's position in the Company or a material adverse alteration in the nature or status of Executive's responsibilities; provided, however, that in the event of this subsection (a) being the sole basis for termination, Executive shall furnish the Company in writing a notice of proposed termination setting forth a specific statement of the Good Cause for which termination is sought. The Company shall then have a period of ninety days after the giving of such notice of proposed termination by Executive in which to cure the breach specified in such notice. If at the end of such ninety day period no such cure has been effected, the Executive's employment shall be terminated at the end of such ninety day period.

                                    (b)  the occurrence of a "Change in Control"
                           as defined below.

         For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving, or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 60% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) individuals who at the date of the Merger constitute the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who are either directors at the date of the Merger or whose election or nomination for election was previously so approved) ceased for any reason to constitute a majority of the Board of the Company then in office; or
(iv) the Company is liquidated or dissolved or adopts a plan of liquidation; provided, however that a Change in Control shall not be deemed to have occurred if (aa) all of the shares of common stock of the Company owned (legally or beneficially) by Executive were not voted against the transaction which would, but for this proviso, constitute a Change in Control, or (bb) such Change in Control relates to an IPO.

         Section 3.3 Severance. For purposes of this Agreement, Executive's entitlement to any severance payments upon termination of his employment shall be as set forth below:

                                    (a)  If,  prior  to  the  closing  of an IPO
                           Executive is  terminated  without  Cause  pursuant to
                           Section 3.1(a) or Section 3.1(b) or resigns for Good Reason (i) Executive shall be entitled to severance pay of $500,000, payable in a lump sum on the date of such termination; (ii) all of Executive's rights to options to purchase common stock of the Company shall vest; (iii) all of the restrictions on Executive's restricted stock of the Company granted to him pursuant to the RS Agent shall lapse and become fully vested; and (iv) at the option of Executive, the Company shall either (A) loan Executive an amount equal all applicable federal and state taxes recognized by Executive as a result of the vesting of such options and restricted stock pursuant to subsections (ii) and (iii) above (the "Recognized Taxes"), including, without limitation, all federal and state income and Medicare taxes which loan shall bear interest at the lowest rate at which interest income shall not be imputed to Executive for federal income tax purposes, interest and principal being due and payable at the time of an IPO, or (B) purchase from Executive, at such price as Executive and Company may agree upon, so many shares so vested as are necessary to pay the Recognized Taxes;

                                    (b)  If,   after  the  closing  of  an  IPO,
                           Executive is  terminated  without  Cause  pursuant to
                           Section 3.1(a) or Section 3.1(b) or resigns for Good Reason Executive shall be entitled to receive severance pay pursuant to a severance arrangement then in effect, adopted by the Board of Directors of the Company after consultation with an independent consulting firm and which arrangement shall provide for severance pay comparable to severance pay provided to executives similarly situated to Executive.

                                    (c)  In  the   event   of  a   Section   1.1
                           Termination, a termination of Executive for Cause, a termination by Executive for any reason other than Good Reason, or any other termination of or by Executive (other than as set forth in Sections 3.3(a) and 3.3(b)), then Executive shall not receive any severance pay (and Executive shall forfeit all unused vacation time and any stock options which have not then vested), unless, and to the extent that, some severance pay is approved in writing by the Chief Executive Officer of the Company in his sole discretion. In the event the Executive shall provide thirty days prior written notice of his intent to resign, the Company may accept such resignation effective as of any date during such thirty day period as the Company deems appropriate, provided that the Executive shall receive from the Company the per diem portion of his salary and be entitled to participate at the Company's expense in any Company sponsored benefit programs in which he was a participant as of the effective date of his resignation for the duration of such thirty day period. Notwithstanding the foregoing, Executive shall receive the per diem portion of such annual salary that is accrued but unpaid up to the date of any termination for Cause.

                                   ARTICLE IV
                               GENERAL PROVISIONS

         Section 4.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes and withholding as shall be required pursuant to any applicable law, rule or regulation.

         Section 4.2 Attorneys' Fees. If either party shall institute litigation or arbitration to enforce any of its rights under this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees and costs incurred in any such litigation or arbitration.

         Section 4.3 Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office or to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only on receipt.

         Section 4.4 Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflict of laws of such State. Any and all actions concerning any dispute arising under this Agreement shall be filed and maintained only in a state or federal court sitting in the State of Indiana, and each party hereby consents and submits to the jurisdiction of such state or federal court.

         Section 4.5 Validity. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

         Section 4.6 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of the Executive by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by all parties hereto.

         Section 4.7       Successors and Binding Agreement.

                                    (a) This Agreement shall be binding upon and
                           inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring, directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

                                    (b) The Company  shall require any Successor
                           to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

                                    (c)  This  Agreement   shall  inure  to  the
                           benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributes and legatees.

                                    (d) This Agreement is personal in nature and
                           neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.7.

         Section 4.8 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         Section 4.9 Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and the Company. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time.

         Section 4.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

"Company"                                          "Executive"

RealMed Corporation

By: /s/ Robert B. Peterson                         By: /s/ Keith Given
Signature                                          Signature

Robert B. Peterson, President                      Keith Given
Printed Name, Title                                Printed Name